As filed with the Securities and Exchange Commission on December 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMV INC. (Exact name of Registrant as specified in its charter)
Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia, Canada (Address of Principal Executive Offices)	B3B 2C4 (Zip Code)

IMV Inc. Amended Deferred Share Unit Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Brittany Davison IMV Inc. 130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia B3B 2C4 Canada Telephone: (902) 492-1819	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by IMV Inc. (the “Registrant”) for the purpose of registering an additional 103,125 common shares, no par value, of the Registrant issuable pursuant to the Amended Deferred Share Unit Plan (effective December 21, 2016, as amended) (the “DSU Plan”). These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. The Registrant previously registered common shares for issuance under the DSU Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2018 (File No. 333-225363), as amended by Post-Effective Amendment No. 1 filed with the Commission on July 7, 2020, and a Registration Statement on Form S-8 filed with the Commission on June 30, 2020 (File No. 333-239550) (together, the “Original Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Original Registration Statements.

The number of common shares being registered is on a post-reverse split (consolidation) basis, following the Registrant’s 10:1 reverse share split, which became effective on December 7, 2022. On December 7, 2022, the Registrant filed articles of amendment to give effect to a reverse split of its common shares on the basis of one post-reverse split common share for each ten pre-reverse split common shares. The post-reverse split common shares began trading on the Toronto Stock Exchange and the Nasdaq Stock Market on December 13, 2022. The Registrant’s DSU Plan provides that, in the case of a change in the Registrant’s outstanding shares by reason of a reverse split (consolidation), the Board will make an adjustment to the number of DSUs credited to each DSU Plan participant’s account.

Part II — Information Required in the Registration Statement

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended Deferred Share Unit Plan (effective December 21, 2016, as amended on June 29, 2020 and June 29, 2022).
5.1	Opinion of McCarthy Tétrault LLP.
23.1	Consent of McCarthy Tétrault LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included on the signature page of this registration statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, Canada, on December 21, 2022.

IMV Inc.

By:	/s/ Brittany Davison
	Name:	Brittany Davison
	Title:	Chief Accounting Officer

POWERS OF ATTORNEY

AND

SIGNATURES

Each person whose signature appears below constitutes and appoints Andrew Hall and Brittany Davison, or either of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement, registration statements filed pursuant to Rule 429 under the Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 21, 2022.

Signature	Title

/s/ Andrew Hall	Chief Executive Officer and Director
Andrew Hall	(principal executive officer)

/s/ Brittany Davison	Chief Accounting Officer
Brittany Davison	(principal financial and accounting officer)

/s/ Michael P. Bailey	Chair of the Board
Michael P. Bailey

/s/ Julia P. Gregory	Director
Julia P. Gregory

/s/ Michael Kalos	Director
Michael Kalos

/s/ Kyle Kyvalanka	Director
Kyle Kuvalanka

/s/ Saman Maleki	Director
Saman Maleki

/s/ Shermaine Tilley	Director
Shermaine Tilley

/s/ Markus Warmuth	Director
Markus Warmuth

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on December 21, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director